UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2007

Progress Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-15929	56-2155481
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina		27601-1849
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(919) 546-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-3382	56-0165465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina		27601-1849
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(919) 546-6111

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the previously announced retirement of the Carolina Power & Light d/b/a Progress Energy Carolinas, Inc.’s (the "Company") President and Chief Executive Officer Fred N. Day IV, Progress Energy, Inc. agreed to accelerate the vesting of 18,167 shares of restricted stock and 4,584 restricted stock units to June 30, 2007, the date of Mr. Day’s retirement. The affected grants of restricted stock and restricted stock units have been previously disclosed in the Company’s proxy statements and in the Company’s Form 8-K filed March 26, 2007. Upon Mr. Day’s retirement, the Employment Agreement between him and the Company expired in accordance with its terms.

Item 1.02 Termination of a Material Definitive Agreement.

The information concerning the retirement of Mr. Day from the Company and the termination of his Employment Agreement with the Company presented in Item 1.01 above is incorporated by reference into this Item 1.02.

__________________________________________________________________________________________

This combined Form 8-K is filed separately by two registrants: Progress Energy, Inc. and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progress Energy, Inc.

July 2, 2007	By:	Jeffrey M. Stone

Name: Jeffrey M. Stone
Title: Chief Accounting Officer, Progress Energy, Inc. and Carolina Power & Light Company, d/b/a Progress Energy Carolinas, Inc.